Exhibit 99.1
PRESS RELEASE

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

HILLROM REPORTS FISCAL FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS

Company Provides Fiscal 2021 Guidance

CHICAGO, November 6, 2020 – Hillrom (NYSE: HRC) today announced financial results for its fiscal fourth quarter and full year ended September 30, 2020, and provided financial guidance for fiscal 2021.

For fiscal 2020, Hillrom reported GAAP earnings of $3.32 per diluted share compared to $2.25 per diluted share for fiscal 2019. Adjusted earnings of $5.53 per diluted share advanced 9 percent over the prior-year period and exceeded the company’s projection of at least $5.40 per diluted share. For the fiscal fourth quarter, Hillrom reported GAAP earnings of $0.63 per diluted share compared to $0.41 per diluted share in the prior-year period. Adjusted earnings of $1.17 declined 31 percent compared to the prior-year period. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

“We delivered on our fiscal fourth quarter expectations and achieved full-year adjusted earnings growth of 9 percent, in line with our original guidance range provided a year ago,” said John Groetelaars, Hillrom president and CEO. “I’m very proud of our progress in 2020 toward our vision of Advancing Connected Care™, the extraordinary efforts to support peak customer demand, and steps we have taken to accelerate Hillrom’s business transformation. With compelling value propositions across our diverse portfolio of connected solutions, we enter fiscal 2021 with encouraging recovery trends, confidence in our future growth prospects, and an unwavering commitment to enhancing shareholder value.”

Fiscal 2020 and Fourth Quarter Financial Results

For fiscal 2020, worldwide revenue of $2.88 billion declined 1 percent on a reported and constant currency basis. Hillrom’s core revenue advanced 3 percent for the year, including the contributions from acquisitions of approximately 200 basis points and approximately $180 million from one-time COVID-related purchases. Core revenue excludes foreign currency, divestitures, non-strategic assets the company exited and the Surgical Solutions international OEM business.

For the fiscal fourth quarter, worldwide revenue of $705 million, including approximately $35 million from one-time COVID-related purchases, declined 10 percent on a reported basis, or 11 percent on a constant currency basis. Hillrom’s core revenue also declined 10 percent.

Fiscal Fourth Quarter Revenue by reporting segment:

•Patient Support Systems revenue of $365 million declined 12 percent on a reported basis, or 13 percent on a constant currency basis. Performance reflects a challenging comparison to a record finish in the fourth quarter of fiscal 2019, the impact of the COVID-19 peak demand for med-surg and ICU bed systems in the fiscal third quarter, and nearly 30 percent sequential growth in the company’s care communications platforms. Partially offsetting U.S. weakness was strong international growth of 17 percent on a constant currency basis, driven by elevated demand for med-surg and ICU bed systems.

•Front Line Care generated revenue of $260 million, an increase of 1 percent on a reported and constant currency basis driven by strong demand for Welch Allyn vital signs and blood pressure monitoring equipment, thermometry and non-invasive ventilators. Other product categories, including physical assessment and diagnostic tools, declined year-over-year in the U.S., but showed sequential improvement as physician office visits returned to near pre-COVID levels.

•Surgical Solutions revenue of $80 million declined 27 percent on a reported basis, or 29 percent on a constant currency basis, reflecting project delays, lower demand for surgical capital equipment, and the 2019 surgical consumables divestiture. Core revenue declined 27 percent.

2020 Highlights

Hillrom achieved significant milestones in 2020 aimed at realizing our vision of Advancing Connected Care, transforming the portfolio through innovation and M&A, and delivering sustainable value to shareholders. Highlights include:

•Advancing category leadership with more than $570 million in new product revenue during fiscal 2020. Contributing to this performance were several innovative products, including the company’s portfolio of smart beds, vital signs monitoring devices, respiratory and vision products, as well as Integrated Table Motion.

•Rapidly developing and introducing more than a half-dozen new products, many used in support of COVID-19 treatment, in the areas of care communications, remote monitoring, respiratory health and surgical workflow. These products expand the company’s diverse portfolio and include the following: Voalte® Extend™, a simplified mobile communication platform that enables patient to caregiver communication; the Extended Care Solution™, a connected remote vital signs monitoring device that allows clinicians to shift care closer to home; the Welch Allyn® Spot Vital Signs® 4400 next generation vital signs device, which allows clinicians to remotely receive a complete set of vitals, including SPO2, temperature and blood pressure; two new respiratory devices: Volara™ System for oscillation and lung expansion therapy for use in both the acute and home settings, and Synclara™ cough system to help clear mucus from upper airways; and the PST 500, a precision surgical table that streamlines workflow in the operating room.

•Playing a critical role in the global fight against COVID-19 and significantly increasing manufacturing capacity to meet elevated demand for select products, including med-surg and ICU hospital beds, non-invasive ventilators, patient monitoring devices, and certain physical assessment tools and consumables.

•Enhancing the company’s portfolio of connected care solutions with three acquisitions, Excel Medical Electronics LLC, Connecta Soft, and Videomed S.r.l, bringing advanced, actionable point-of-care data to caregivers and healthcare provider organizations.

•Generating operating cash flow for the year of $482 million, reducing debt by $147 million, and delivering significant value to shareholders through increased dividends and share repurchases. During fiscal 2020, Hillrom raised its dividend for the tenth consecutive year and returned $129 million to shareholders through dividends and share repurchases. The company’s strong financial position is supported by a healthy balance sheet, including $297 million in cash and cash equivalents, and revolving credit facilities totaling $1.2 billion that can be used to address capital needs as necessary.

•Demonstrating commitment and support of local, national and international communities with both monetary and product donations totaling more than $6.5 million, including medical devices well-suited for critical and intensive care environments to 25 U.S. hospitals fighting COVID-19.

•Promoting excellence in the workplace and commitment to diversity, inclusion and belonging initiatives as the recipient of multiple awards and recognitions, including the Ecovadis Gold Award for Sustainable Procurement, Great Place To Work® certification in France and Mexico, and DiversityInc Noteworthy Company. Hillrom also extended gender diversity in the boardroom, bringing women representation to 36 percent of the company’s board of directors.

Fiscal 2021 Financial Outlook

For fiscal 2021, Hillrom expects revenue to decline 3 to 5 percent on a reported and constant currency basis. The company expects adjusted earnings of $5.25 to $5.45 per diluted share and operating cash flow of $370 to $400 million. The company expects to complete the exit of the Surgical Solutions international OEM business at the end of the 2020 calendar year, and as previously communicated, is retiring the definition of core revenue for fiscal 2021.

For the fiscal first quarter 2021, Hillrom expects revenue to decline 3 to 5 percent on a reported and constant currency basis. The company expects adjusted earnings of $1.05 to $1.10 per diluted share.

The company currently anticipates normalized demand for products that peaked during fiscal 2020 in support of COVID-19 needs, as well as a gradual recovery for other product categories that were negatively impacted. The ongoing scope and evolution of the pandemic remains uncertain and could present pandemic-related risks or opportunities that may require updates to the fiscal 2021 guidance ranges provided today.

Discussion of Adjusted Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP), Hillrom routinely provides gross margin, operating margin, income before taxes, income tax expense, and earnings per diluted share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations and reveal underlying operating trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, the transitional impacts of U.S. tax reform legislation, changes in tax accounting methods, other tax law changes and expenses associated with these tax items, the impacts of significant litigation matters, certain impacts of the COVID-19 pandemic, and other unusual events. The company also excludes expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis. This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.27 to $1.32 per diluted share for the fiscal year 2021. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other special items or unusual items in our guidance because such items are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible, and a full reconciliation of non-GAAP earnings per diluted share guidance to GAAP earnings per diluted share has not been provided. However, as a result of acquisitions, our ongoing portfolio and business optimization initiatives, and any change to the transitional impacts from U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per diluted share.

The company also presents certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Management believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

Conference Call Webcast and Dial-in Information

The company will host a conference call and webcast today beginning at 7:00 a.m. (CT) / 8:00 a.m. (ET).

Conference Call Audio Only Dial-in Information: To participate in the conference call, dial (844) 654-5620 (domestic) or (647) 253-8654 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The confirmation code is 7657616.

Webcast: A simultaneous webcast of the call will be accessible via the company's website at www.hillrom.com. A supplementary presentation will be posted to the Hillrom website prior to the webcast.

A recording of the webcast/call audio will be available for telephone replay for a period of 7 days following the earnings call. To access the replay, dial (800) 585-8367 (domestic) or (416) 621-4642 (international). For the replay, callers will need to use confirmation code 7657616. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at www.hillrom.com.

About Hillrom

Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by advancing connected care. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through digital and connected care solutions and collaboration tools, including smart bed systems, patient monitoring and diagnostic technologies, respiratory health devices, advanced equipment for the surgical space and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Disclosure Regarding Forward-Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the company's future plans, proposed divestitures, product launches, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the company's actual results could differ materially from those set forth in any forward-looking statements. The company’s actual results also could be materially adversely impacted by the length and severity of the COVID-19 pandemic, and related impacts on the company’s business, results of operations, financial condition and prospects. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements, unless required by law.

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Hill-Rom Holdings, Inc. and Subsidiaries
STATEMENTS OF CONSOLIDATED INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30		Year Ended September 30
	2020	2019	2020	2019
Net Revenue
Product sales and service	$624.1	$713.9	$2,571.2	$2,615.0
Rental revenue	81.2	68.9	309.8	292.3
Total net revenue	705.3	782.8	2,881.0	2,907.3

Cost of Net Revenue
Cost of goods sold	313.3	359.4	1,259.9	1,330.7
Rental expenses	35.1	37.6	146.0	151.6
Total cost of net revenue (excludes acquisition-related intangible asset amortization)	348.4	397	1,405.9	1,482.3

Research and development expenses	36.2	35.6	136.5	139.5
Selling and administrative expenses	211.5	205.3	820.4	818.6
Acquisition-related intangible asset amortization	27.7	40.1	109.0	122.4
Special charges	15.3	10.7	41.5	28.4
Operating Profit	66.2	94.1	367.7	316.1

Interest expense	(18.1)	(23.4)	(74.0)	(89.6)
Loss on extinguishment of debt	—	(3.3)	(15.6)	(3.3)
Investment income (expense) and other, net	3.5	(14.8)	(6.9)	(14.6)

Income Before Income Taxes	51.6	52.6	271.2	208.6

Income tax expense (benefit)	9.2	24.7	48.2	56.4

Net Income	$42.4	$27.9	$223.0	$152.2

Net Income per Basic Common Share	$0.64	$0.42	$3.35	$2.28

Net Income per Diluted Common Share	$0.63	$0.41	$3.32	$2.25

Average Basic Common Shares Outstanding (in thousands)	66,606	66.686	66,631	66.772

Average Diluted Common Shares Outstanding (in thousands)	67,181	67,572	67,212	67,660

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue Constant Currency (Unaudited)
(In millions)

					U.S.	OUS
	Three Months Ended September 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2020	2019

Net Revenue:
Product sales and service	$624.1	$713.9	(12.6)%	(13.4)%	(21.1)%	8.3%	5.4%
Rental revenue	81.2	68.9	17.9%	17.3%	20.9%	(2.1)%	(6.3)%
Total net revenue	$705.3	$782.8	(9.9)%	(10.7)%	(16.7)%	7.9%	4.9%

Net Revenue:
Patient Support Systems	$365.0	$415.4	(12.1)%	(12.9)%	(20.7)%	20.5%	16.8%
Front Line Care	260.0	257.2	1.1%	0.7%	(1.8)%	8.6%	7.3%
Surgical Solutions	80.3	110.2	(27.1)%	(29.4)%	(45.0)%	(11.4)%	(15.7)%
Total net revenue	$705.3	$782.8	(9.9)%	(10.7)%	(16.7)%	7.9%	4.9%

OUS - Outside of the United States

					U.S.	OUS
	Year Ended September 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2020	2019

Net Revenue:
Product sales and service	$2,571.2	$2,615.0	(1.7)%	(1.3)%	(6.0)%	8.0%	9.3%
Rental revenue	309.8	292.3	6.0%	6.1%	7.4%	(3.1)%	(2.5)%
Total net revenue	$2,881.0	$2,907.3	(0.9)%	(0.5)%	(4.4)%	7.5%	8.7%

Net Revenue:
Patient Support Systems	$1,539.1	$1,490.5	3.3%	3.6%	(0.1)%	14.1%	15.6%
Front Line Care	1,025.0	978.1	4.8%	5.2%	1.0%	14.4%	16.0%
Surgical Solutions	316.9	438.7	(27.8)%	(27.6)%	(43.1)%	(12.1)%	(11.9)%
Total net revenue	$2,881.0	$2,907.3	(0.9)%	(0.5)%	(4.4)%	7.5%	8.7%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2020				Three Months Ended September 30, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	9.4%	$51.6	$9.2	$0.63	12.0%	$52.6	$24.7	$0.41
Adjustments:
Acquisition and integration costs and related fair value adjustments	0.3%	2.0	0.4	0.03	1.6%	12.4	2.1	0.15
Acquisition-related intangible asset amortization	3.9%	27.7	6.4	0.32	5.1%	40.1	8.9	0.46
Field corrective actions	0.4%	2.8	0.6	0.03	—%	—	—	—
Regulatory compliance costs	0.4%	2.8	0.7	0.03	0.6%	4.6	0.9	0.05
Special charges	2.2%	15.3	3.1	0.18	1.4%	10.7	2.6	0.12
Tax law and method changes	—%	—	—	—	—%	—	(0.4)	0.01
Debt refinancing costs	—%	—	—	—	—%	4.0	0.9	0.05
(Gain) loss on business combinations	—%	(2.9)	(0.3)	(0.04)	—%	15.9	(12.4)	0.42
Litigation expenses and awards	—%	—	—	—	0.2%	2.0	0.5	0.02
COVID-19 related costs and benefits, net	(0.1)%	(0.5)	(0.1)	(0.01)	—%	—	—	—
Adjusted Basis	16.5%	$98.8	$20.0	$1.17	20.9%	$142.3	$27.8	$1.69

	Year Ended September 30, 2020				Year Ended September 30, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	12.8%	$271.2	$48.2	$3.32	10.9%	$208.6	$56.4	$2.25
Adjustments:
Acquisition and integration costs and related fair value adjustments	—%	(0.6)	1.8	(0.04)	0.9%	28.1	5.3	0.34
Acquisition-related intangible asset amortization	3.7%	109.0	26.1	1.23	4.2%	122.4	28.6	1.38
Field corrective actions	0.2%	4.9	1.2	0.05	0.2%	5.6	1.4	0.06
Regulatory compliance costs	0.5%	15.6	3.7	0.18	0.5%	15.3	3.6	0.17
Special charges	1.4%	41.5	9.2	0.48	1.0%	28.4	6.9	0.32
Tax law and method changes	—%	—	—	—	—%	—	(4.8)	0.07
Debt refinancing costs	—%	16.1	3.7	0.18	—%	4.0	0.9	0.05
(Gain) loss on business combinations	—%	(2.8)	(4.4)	0.02	—%	15.9	(12.4)	0.42
Pension settlement expense	—%	8.4	1.9	0.10	—%	—	—	—
Litigation expenses and awards	—%	(1.2)	(0.3)	(0.01)	0.1%	2.0	0.5	0.02
COVID-19 related costs and benefits, net	0.2%	1.4	0.7	0.02	—%	—	—	—
Adjusted Basis	18.8%	$463.5	$91.8	$5.53	17.8%	$430.3	$86.4	$5.08

Hill-Rom Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except share amounts)

	September 30, 2020	September 30, 2019
ASSETS
Current Assets
Cash and cash equivalents	$296.5	$214.1
Restricted cash	—	419.7
Trade accounts receivable, net of allowances of $25.9 and $20.6 in fiscal 2020 and 2019	594.9	653.3
Inventories, net of reserves of $73.0 and $57.3 in fiscal 2020 and 2019	352.0	269.6
Other current assets	121.5	106.7
Total current assets	1,364.9	1,663.4
Property, plant and equipment	858.2	829.6
Less accumulated depreciation	(552.1)	(532.8)
Property, plant and equipment, net	306.1	296.8
Goodwill	1,835.5	1,800.9
Other intangible assets and software, net	976.7	1,033.5
Deferred income taxes	32.9	33.1
Other assets	155.0	91.3
Total Assets	$4,671.1	$4,919.0
LIABILITIES
Current Liabilities
Trade accounts payable	$236.5	$197.6
Short-term borrowings	222.3	660.4
Accrued compensation	144.9	130.4
Accrued product warranties	30.8	29.7
Accrued rebates	44.8	47.7
Deferred revenue	110.1	107.3
Other current liabilities	162.8	95.2
Total current liabilities	952.2	1,268.3

Long-term debt	1,655.7	1,783.1
Accrued pension and postretirement benefits	89.3	80.8
Deferred income taxes	113.0	143.0
Other long-term liabilities	134.8	70.5
Total Liabilities	2,945.0	3,345.7
Commitments and Contingencies
SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock - without par value: Authorized - 1,000,000; none issued or outstanding
Common stock - without par value: Authorized - 199,000,000	4.4	4.4
Issued: 88,457,634 shares as of September 30, 2020 and September 30, 2019; Outstanding: 66,640,832 as of September 30, 2020 and 66,625,011 as of September 30, 2019
Additional paid-in capital	667.0	637.4
Retained earnings	2,132.2	1,967.4
Accumulated other comprehensive income (loss)	(180.2)	(182.5)
Treasury stock, common shares at cost: 21,816,802 as of September 30, 2020 and 21,832,623 as of September 30, 2019	(897.3)	(853.4)
Total Shareholders’ Equity	1,726.1	1,573.3
Total Liabilities and Shareholders' Equity	$4,671.1	$4,919.0

Hill-Rom Holdings, Inc. and Subsidiaries
STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)
(In millions)

	Year Ended September 30
	2020	2019
Operating Activities
Net income	$223.0	$152.2
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and software	69.8	72.4
Acquisition-related intangible asset amortization	109.0	122.4
Amortization of debt discounts and issuance costs	4.0	7.1
Loss on extinguishment of debt	15.6	3.0
Benefit for deferred income taxes	(19.0)	(18.8)
Loss on disposal of property, equipment, intangible assets, and impairments	2.7	3.4
Stock compensation	38.4	34.4
Other operating activities	27.1	28.3
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	71.3	(62.3)
Inventories	(91.8)	(0.9)
Other current assets	(14.8)	15.7
Trade accounts payable	24.0	13.2
Accrued expenses and other liabilities	15.4	28.8
Other assets and liabilities	7.0	2.5
Net cash, cash equivalents and restricted cash provided by operating activities	481.7	401.4
Investing Activities
Purchases of property, plant, equipment and software	(105.9)	(73.4)
Proceeds on sale of property and equipment	2.5	2.9
Payment for acquisition of businesses, net of cash acquired	(28.4)	(303.4)
Payments for acquisition of intangible assets	—	(17.1)
Payments for acquisition of investments	—	(26.6)
Proceeds on sale of businesses	0.8	166.6
Other investing activities	(0.2)	2.0
Net cash, cash equivalents and restricted cash used in investing activities	(131.2)	(249.0)
Financing Activities
Proceeds from borrowing on long-term debt	—	1,000.0
Payments of long-term debt	(50.1)	(1,038.5)
Borrowings on Revolving Credit Facility	190.0	420.0
Payments on Revolving Credit Facility	(270.0)	(340.0)
Borrowings on Securitization Facility	17.7	5.5
Payments on Securitization Facility	(45.5)	(5.5)
Borrowings on Note Securitization Facility	32.6	68.9
Payments on Note Securitization Facility	(21.2)	(62.7)
Proceeds from issuance of senior unsecured notes	—	425.0
Payment of debt issuance costs	—	(12.7)
Prepayment premium on extinguishment of 5.75% Notes	(12.2)	—
Redemption of 5.75% Notes	(425.0)	—
Cash dividends	(58.0)	(55.4)
Proceeds on exercise of stock options	8.6	14.5
Stock repurchases for stock award withholding obligations	(16.5)	(4.7)
Stock repurchases in the open market	(54.1)	(117.2)
Other financing activities	8.7	7.5
Net cash, cash equivalents and restricted cash (used in) provided by financing activities	(695.0)	304.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7.2	(6.3)
Net Cash Flows	(337.3)	450.8
Cash, Cash Equivalents and Restricted Cash:
At beginning of period	633.8	183.0
At end of period	$296.5	$633.8